Exhibit 10.3

ADMINISTRATOR CONSULTING AGREEMENT

THIS AGREEMENT is made as of this 13th day of November, 2015, by and between BDCA Venture, Inc. (the “Fund”), a Maryland corporation, and 1100 Capital Consulting, LLC (the “Administrator”), a Nebraska limited liability company.

WHEREAS, the Fund is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund is the issuer of shares ("Shares") registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

WHEREAS, the Fund desires the Administrator to provide, and the Administrator is willing to provide, administrative consulting services to the Fund on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

ARTICLE 1.      Retention of the Administrator.  The Fund hereby retains the Administrator to furnish the Fund with administrative consulting services as set forth in this Agreement, and the Administrator hereby accepts such engagement. The Administrator shall be deemed to be an independent contractor for all purposes herein.

ARTICLE 2.     Services.  During the Term, the Administrator will perform, or will cause to be performed by other persons acceptable to the Fund, in compliance with all laws, the services set forth in Schedule A hereto (the “Services”).  Notwithstanding the foregoing, given the Fund’s newly determined status as ‘internally managed’ wherein the Board of Directors of the Fund is responsible for decisions, approvals, and oversight of all Fund investments and portfolios, the Administrator shall not be responsible for: (i) providing the Fund with any investment advisory or brokerage services, including, without limitation, making, being involved in, or responsible for, any determination as to which investments (including follow-on investments in existing portfolio companies) the Fund will purchase, retain or sell; (ii) responding to, or handling, in any way, any litigation or other legal action; or (iii) the provision of legal services. The Administrator may retain any of its affiliated persons or their personnel or may sub-contract with third parties to perform the duties to be performed by the Administrator.  The delegation of any Services and the fees and costs in connection therewith must be approved in advance by the Board of Directors.  In meeting its duties hereunder, the Administrator shall have the general authority to do all acts deemed in the Administrator’s good faith belief to be necessary and proper to perform its obligations under this Agreement.

ARTICLE 3.      Allocation of Charges and Expenses.

(A)     The Administrator.  Except as otherwise indicated in this Agreement, including Schedule A, the Administrator shall furnish at its own expense the personnel necessary to perform its obligations under this Agreement.

(B)     Expenses.  The Fund assumes and shall pay or cause to be paid all expenses of the Fund not otherwise agreed to be borne by the Administrator under this Agreement, including, without limitation: (i) taxes; (ii) expenses for legal and auditing services; (iii) the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation and tender offer materials and notices to existing shareholders; (iv) all expenses incurred in connection with issuing and redeeming Shares; (v) the costs of pricing services; (vi) the costs of custodial, fund administration, accounting administration, sub-administration or transfer agency services; (vii) the cost of initial and ongoing registration of the Shares under Federal and state securities laws; (viii) the salary and expenses of any officer, director or employee of the Fund (except as explicitly provided herein as it relates to Fund CEO and CFO) or any third party consultants or other persons or entities involved with Fund compliance matters; (ix) the cost of preparation and filing of the Fund's tax returns; (x) the costs of board meetings, insurance, interest, brokerage costs, litigation; and (xi) other extraordinary or nonrecurring expenses, and (xii) all fees and charges of service providers to the Fund.  The Fund shall reimburse the Administrator for all reasonable fees and costs incurred in connection with the Article 2 Services.  The Fund shall also reimburse the Administrator for its reasonable out-of-pocket expenses, which shall include all reasonable charges for travel, copying, postage, telephone, and fax charges incurred by the Administrator in connection with the performance of the services described in Schedule A.  In the event the Board of Directors does not authorize the payment of such fees as set forth above, the Administrator shall have the right to terminate this Agreement effective 30 days after the giving of written notice of termination.  The parties understand and agree that in the event that the Administrator is required to retain its own counsel for purposes of responding to, or handling, in any way, any Fund investigation, inquiry, litigation or other legal action, the Administrator shall be reimbursed for all reasonable out-of-pocket expenses incurred by it with respect to the foregoing.

ARTICLE 4.     Compensation of the Administrator. The Fund shall pay to the Administrator compensation as set forth in Schedule B to this Agreement. Furthermore, in the event the Administrator is not paid the compensation owed to it within the time frame required by Schedule B, the Administrator shall have the right to terminate this Agreement effective 30 days after the giving of written notice of termination.

ARTICLE 5.     Limitation of Liability of the Administrator.  The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance or gross negligence in the performance of its duties hereunder. (As used in this Article 5, the term “Administrator” shall include the Officers, officers, employees, consultants and other agents of the Administrator as well as that entity itself.)

Notwithstanding anything in this Agreement to the contrary: (i) the Administrator shall not be liable to the Fund for any consequential, special, punitive or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Administrator; and (ii) the Administrator's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the fees collected by the Administrator pursuant to this Agreement.

So long as the Administrator, or its agents, acts without willful misfeasance or gross negligence in the performance of its duties hereunder, the Fund assumes full responsibility and shall, to the fullest extent permitted by law, indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of the Administrator in carrying out its duties hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited.  If in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Administrator shall promptly advise the Fund of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.  However, if it is determined that the liability is the result of the willful misfeasance or gross negligence of the Administrator in the performance of its duties hereunder, the Administrator shall promptly reimburse the Fund for all advances and expense which it paid.

The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision.  If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the Administrator, whose approval shall not be unreasonably withheld.  In the event that the Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it.  If the Fund does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

The Administrator may apply to the Fund at any time for instructions and may consult its own counsel and with accountants and other experts, with prior notice of the Fund, and at the Fund's expense, with respect to any matter arising in connection with the Administrator’s duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons.  Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Fund until receipt of written notice thereof from the Fund or the Board of Directors.

Nothing herein shall make the Administrator liable for the performance or omissions of unaffiliated third parties not under the Administrator’s reasonable control such as, by way of example and not limitation, custodians, transfer agents, investment advisers, postal or delivery services, telecommunications providers and processing and settlement services.

Notwithstanding anything else contained in this Agreement, under no circumstances, shall the Administrator be held responsible or liable, nor its indemnity from the Fund limited, in the event the Administrator reasonably relied and acted on any information given to it by the Fund or former investment adviser, or any other service provider to or agent of the Fund.

The Administrator shall not be liable for any prior actions taken (or not taken) by the Fund, the Fund's former investment adviser, or any other service provider to or agent of the Fund.

During the Term, the Administrator and any Officer will be named insureds under the Fund’s D&O and E&O insurance policies and the cost thereof will be borne entirely by the Fund.

ARTICLE 6.      Duration and Termination of this Agreement.  This Agreement shall become effective on the date set forth in Schedule B hereto and shall remain in effect until terminated by either party in accordance with the provisions of this Article 6, Article 3 or Article 4 (the “Term”).  Except for the Administrator's ability to terminate this Agreement as set forth in Articles 3 and 4, this Agreement may be terminated only:  (i) by either party on 90 days’ prior written notice; (ii) by either party on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 30 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (iii) effective upon the liquidation of the Fund.  For purposes of this paragraph, the term “liquidation” shall mean a transaction in which the assets of the Fund are sold or otherwise disposed of and proceeds therefrom are distributed to the shareholders in complete liquidation of the interests of such shareholders in the Fund.

ARTICLE 7.     Activities of the Administrator.  The services of the Administrator rendered to the Fund are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests.

Any communication to any person or entity by the Fund referring to the Administrator or any of its affiliated persons or to the operations of the Fund, shall be submitted to the Administrator for its review and approval, which shall not be unreasonably withheld, in advance of its release or dissemination.

Furthermore, the parties understand and agree that the Administrator or any of its affiliated persons shall have the right and authority to depict to any person or entity, whether through a public communication or otherwise: (i) the services provided by the Administrator to the Fund; or (ii) the relationship of the Administrator (and/or any of its affiliated persons) to the Fund.  The text of the disclosure shall be submitted by the Administrator to the Board of Directors for its review and approval, which shall not be unreasonably withheld, in advance of its release or dissemination.

ARTICLE 8.      Certain Records.  The Administrator shall maintain the Fund’s books and records as required by the Fund’s independent accounting firm, the 1940 Act, and as set forth in Schedule A.  Such records shall be the property of the Fund and will be made available to or surrendered promptly to the Fund on request.

In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

The Administrator shall have a Manual of Policies and Procedures, and a Code of Ethics.

ARTICLE 9.      Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

ARTICLE 10.    Assignment.  This Agreement shall not be assignable by either party without the prior written consent of the other party.

ARTICLE 11.   Agreement for Sole Benefit of the Administrator and the Fund.  This Agreement is for the sole and exclusive benefit of the Administrator and the Fund and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Administrator or the Fund.  The clients or customers of the Administrator or the Fund will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator by reason of this Agreement.

ARTICLE 12.   Waiver.  Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party.  No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

ARTICLE 13.    Notice.  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, c/o Andrew Dakos, Park 80 West, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07633, with a copy to Thomas R. Westle, Blank Rome, The Chrysler Building, 405 Lexington Avenue, New York City, NY 10174-0208; and if to the Administrator, Attention: Ben Harris, 128 N. 13th Street, #1100, Lincoln, NE 68508.

ARTICLE 14.   Force Majeure.  No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation:  work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster; governmental regulation or order.  Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

ARTICLE 15.   Equipment Failures.  In the event of equipment failures beyond the Administrator’s control, the Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto.

ARTICLE 16.   Headings.  All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.  Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

ARTICLE 17.   Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

ARTICLE 18.   Definitions of Certain Terms. The term “affiliated person,” when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

ARTICLE 19.   Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 20.   Binding Agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

ARTICLE 21.    Severability.  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

ARTICLE 22.   Proprietary and Confidential Information.  The Administrator agrees on behalf of itself and its directors, officers, and employees, affiliates and sub-contractors to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. The Administrator acknowledges that it may come into possession of material nonpublic information with respect to the Fund and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

Further, Administrator will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, Administrator will not share any nonpublic personal information concerning any of the Fund's shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Act

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BDCA Venture, Inc.

By:	/s/ Andrew Dakos
Name: Andrew Dakos
Title: Chairman of the Board of Directors

1100 Capital Consulting, LLC

By:	/s/ Ben Harris
Name: Ben Harris
Title: Managing Director

SCHEDULE A

LIST OF SERVICES

Description of Services to be Provided by the Administrator:

During the Term, the Administrator will perform, or will cause to be performed by other persons acceptable to the Fund, the following administrative services in connection with the operation of the Fund (collectively, the “Services”):

1.
Assisting the Fund and the Fund’s related third-party consultants with the Fund’s bookkeeping, accounting and financial reporting (including reviewing the Fund’s financial statements and assisting in the preparation of financial budgets and projections);

2.	Maintaining and retaining all books and records of the Fund as required by the 1940 Act, unless such books and records are maintained by the Fund’s custodian or any other service provider to the Fund;

3.	Managing the relationship with the Fund’s portfolio companies (including conducting quarterly management calls and preparing call notes with respect thereto);

4.
Assisting the Fund’s third-party valuation consultant in the preparation and review of the quarterly valuation reports of the Fund’s portfolio companies (including managing the Company’s relationship with its third party valuation firm and fair valuation consultant);

5.	Assisting in the review of any agreements with respect to any follow-on investment in, or any sale, disposition, exchange or conversion of the securities of, an existing portfolio company;

6.
Managing and overseeing stockholder and investor relations services performed by the Fund’s third-party service providers, if any, and performing any remaining stockholder and investor relations services as necessary;

7.	Supporting the production of and reviewing the determination and publication of the Fund’s net asset value as produced by the Fund’s third-party service providers, if any;

8.
Overseeing the preparation and filing of the Fund’s reports, including Forms 10-Q, 10-K, and proxy statements, to be filed with the SEC and its tax returns, including the review of work product created by the Fund’s third-party service providers;

9.	Dissemination of reports to the Fund’s stockholders, except those prepared by the Fund’s third party service providers which the Administrator shall review;

10.	Overseeing the payment of the Fund’s expenses;

11.	Work with the Fund’s CCO and outside legal counsel to oversee and manage the Fund’s compliance program;

12.
Coordinating and managing the administrative and professional services rendered to the Fund by other service providers (including relationships with outside legal counsel, audit firm, transfer agent and dividend paying agent, custodian, brokers, IT consultant and other administrative service providers);

13.
Managing the information technology platform, and third party vendors thereto, for the Fund (including the Fund’s email, file server, telephone and computer systems including any software and hardware related thereto);

14.	Manage the hosting and ongoing maintenance for the Fund’s website;

15.	Provide personnel to act as the certain officers of the Fund, including a CEO and CFO (the “Officers”); and

16.
Provide such other customary administrative services as may be reasonably necessary for the administration of the Fund's business and affairs; provided that, such services shall not include the services described in clauses (i) and (ii) and (iii) of Article 2 in the Agreement.

[END OF SCHEDULE A]

SCHEDULE B

Fees & Expenses